McGladrey & Pullen

Certified Public Accountants

McGladrey & Pullen, LLP
15 South Old State Capitol Plaza, Ste. 200
Springfield, IL 62701-1510
P.O. Box 159, Springfield, IL 62705-0159
O 217.789.7700 F 217.753.1654
www.mcgladrey.com

November 15, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Marwich II, LTD.'s statements included under Item 4.01 of its Form 8-K filed on November 15, 2006, and we agree with such statements concerning our firm.

\s\ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP